437 Madison Avenue, 23rd Floor
New York, NY 10022 • 212.962.4470

165 Orinoco Drive, Brightwaters, NY 11718
631.665.7040 • Fax: 631.665.7014

15 South Bayles Avenue, Port Washington, NY 11050
516.883.5510 • Fax: 516.767.7438

A PROFESSIONAL CORPORATION OF CERTIFIED PUBLIC ACCOUNTANTS	www.sheehancpa.com

Consent of Independent Auditor

The Board of Directors
Acreage Holdings, Inc.

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report, dated November 2, 2018 on the financial statements of D&B Wellness, LLC D/B/A Compassionate Care Center of Connecticut, which comprise the statements of financial position as at December 31, 2017, December 31, 2016 and January 1, 2016 and the statements of operations and comprehensive income, member’s equity and cash flows for the years ended December 31, 2017 and December 31, 2016 and the related notes to the financial statements, which comprise a summary of significant accounting policies and other explanatory information, which is included in the Acreage Holdings, Inc. Registration Statement on Form S-8 filed on February 28, 2019 with the United States Securities and Exchange Commission.

Sheehan & Company, CPA, P.C.
Brightwaters, New York
February 28, 2019

An Independent Member of the BDO Alliance USA